UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January [13], 2011

LIGHTING SCIENCE GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 2A, 1227 South Patrick Drive, Satellite Beach, Florida 32937

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (321) 779-5520

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On January 13, 2011, the board of directors (the “Board”) of Lighting Science Group Corporation, a Delaware corporation (the “Company”), appointed Richard Weinberg to serve as interim Chief Executive Officer of the Company. Mr. Weinberg will serve as interim Chief Executive Officer while the Company conducts a search for a new Chief Executive Officer to replace the late Zachary Gibler. Mr. Weinberg is the Chairman of the Board, a member of the Executive, Governance, Compensation and Finance Committees of the Board and a Co-Managing Partner at Pegasus Capital Advisors, L.P., an affiliate of LED Holdings and LSGC Holdings, the largest stockholders of the Company that collectively beneficially own approximately 90% of the Company’s common stock (calculated in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended).

The Board terminated the Office of the Chairman held by Mr. Weinberg, Donald Harkleroad and Charles Darnell, each a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: January 13, 2011	By:	/S/ GREGORY T. KAISER
	Name:	Gregory T. Kaiser
	Title:	Chief Financial Officer